Exhibit 10.14

Letter of Intent To Enter Into A
Property, Management and Financing Agreement

Date: July 26, 2010

1.	Parties	Mine Clearing Corp. which is a company incorporated in Nevada and having its office at: 2103 Tyrone Place, Penticton, BC Canada, V2A 8Z2 (“MCCO”) Telephone: +1 250 490-3378 Email: larryolson@telus.net

Boulder Hill Mines, Inc.
which is a company incorporated in Idaho and having its office at:
609-5 Bank Street
PO Box 1277
Wallace, ID, 83873, USA

(“Boulder”)

Telephone: +1 765 977-8795

Email: rdemotte@aol.com

2.	Background

•

MCCO is an incorporated company and its common stock is quoted on the OTCBB and OTCQB markets;

•

Boulder is an incorporated company with a management team with mining development expertise and access to mineral resource properties. Boulder has rights to properties outlined in Schedule A (the “Properties”);

•

MCCO and Boulder have been discussing the potential of a negotiating an agreement (the “Agreement”) whereby MCCO will add representatives known to Boulder to MCCO’s management team and board of directors, and arrange financing through a combination of private placements or joint venture arrangements to the benefit of MCCO;

•

This Letter of Intent represents a non-binding joint commitment to negotiate in good faith to complete and sign a final definitive Agreement on or before September 1, 2010.

3.	Proposal

•

In consideration of entering into this Letter of Intent, Boulder will transfer rights to the Properties to MCCO and arrange a $25,000 joint venture by September 1, 2010 and MCCO will arrange to transfer 1,666,667 shares of restricted unregistered common stock to persons or entities indentified by Boulder upon completion of the rights transfer and receipt of $25,000 joint venture funds;

•

The proposed Agreement shall include the following components upon closing:

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Boulder shall agree to arrange to complete further private placements or joint venture arrangements to the benefit of MCCO up to a value of $125,000 (the “Funding”) by January 31, 2010  with placement pricing being subject to board approval;

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MCCO shall arrange to transfer up to 8,333,333 shares of restricted unregistered common stock to persons or entities identified by Boulder, prorated to the Funding that Boulder will bring to MCCO. Share transfers will be conducted at $25,000 intervals; and

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Other private placements or joint venture agreements arranged by other parties other than Boulder shall not contribute to prorated Funding calculations. Boulder will identify funding partners to MCCO in advance of funding and all funding parties are subject to acceptance by MCCO towards Boulder’s funding quota.

4.	Securities Laws

•

MCCO and Boulder acknowledge that the parties to the agreement will have to comply with the laws and rules of the United States Securities and Exchange Commission and Canadian securities laws, where applicable;

5.	Confidentiality

•

The terms of the proposal, the dealings between the parties, and all proprietary and confidential information of any kind passing between the parties, must be kept strictly confidential unless disclosure is required by statute, law or the rules of an applicable securities exchange.

•

All proprietary and confidential information passing between the parties will only be used for the purpose of discussions and negotiations in respect of the proposal in Item 3.  On termination of those discussions or negotiations, each party must (on demand by the other party) return all such information received or certify its destruction.

6.	Costs	• Each party will bear its own costs in respect of due diligence and negotiations and discussions in respect of the proposal.
7.	Non-binding Obligations

•

With the exception of the obligations in items 3, nothing in this Letter of Intent is to be read or construed as giving rise to binding contractual or other legal relations between the parties.

•

No binding contractual or other legal relations arise between the parties (other than pre-existing contractual arrangements) until execution of a definitive Agreement.

8.	Governing Law	• This Letter of Intent is to be interpreted in accordance with the laws of the state of Nevada.

AGREED on July 26, 2010

/s/ Larry Olson

/s/ Ray Demotte

______________________________

_________________________________

Larry Olson

Ray Demotte

President & CEO

Vice President

For and on behalf of Mine Clearing Corp.

For and on behalf of Boulder Hill Mines, Inc.

4.

Schedule A

1.

Boulder Hill Gold Property Located in the State of Montana.

2.

Sage Creek Gold Property Located in the State of Idaho.